EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83963, No.333-86028, No.333-38466, No.333-51834, No.333.107976), Form S-4 (No. 333-139642) and Form S-8 (No.2-86474, No.2-91907, No.2-98732, No.33-6188, No.33-6203, No.33-13265, No.33-17720, No.33-30385, No.33-30386, No.33-36249, No.33-41999, No.33-42000, No.33-53054, No.33-66548, No.33-66546, No.33-55631, No.33-55633, No.33-55697, No.33-59981, No.33-59985, No.33-59987, No.333-12887, No.333-34285, No.333-57563, No.333-62159, No.333-74627, No.333-81433, No.333-81435, No.333-81437, No.333-90951, No.333-95421, No.333-38746 No.333-42888, No.333-43306, No.333-46436, No.333-52050, No.333-53584, No.333-57152, No.333-62960, No.333-66238, No.333-66240, No.333-69380, No.333-71900, No.333-96543, No.333-96549, No.333-96555, No.333-98807, No.333-106205, No.333-106206, No.333-115762, No.333-126594 and No. 333-136560) of LSI Logic Corporation of our report dated March 1, 2007 relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
San Jose, California
March 1, 2007